Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Enterprise Products Partners L.P.

Houston, Texas

We hereby consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-200608 on Form S-4 of Enterprise Products Partners L.P. of our reports dated February 24, 2014, relating to the consolidated financial statements and the effectiveness of Oiltanking Partners, L.P.’s internal control over financial reporting appearing in Oiltanking Partners, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the registration statement.

/s/ BDO USA, LLP

Houston, Texas

January 7, 2015